Exhibit 99.1

[Year] Non-Employee Director Long-Term Incentive Award Agreement

AGREEMENT, made as of this      day of             , 200     by and between PepsiCo, Inc. (“PepsiCo”), a North Carolina corporation having its principal office at 700 Anderson Hill Road, Purchase, New York, and [Director name] (“Director” or “you”).

W I T N E S S E T H:

WHEREAS, the Board of Directors (the “Board”) and shareholders of PepsiCo have approved the PepsiCo, Inc. 2003 Long-Term Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

WHEREAS, pursuant to the Plan, as amended and restated, each non-employee director, including the Director, is granted a stock award and stock options as described herein on              , 200     (the “Grant Date”); and

WHEREAS, stock awards and options granted under the Plan are to be evidenced by an Agreement in such form and containing such terms and conditions as the Board shall determine.

NOW, THEREFORE, it is mutually agreed as follows:

A. Terms and Conditions Applicable to Stock Awards.

1. Grant. In consideration of your remaining a director of PepsiCo, PepsiCo hereby grants to you, on the terms and subject to the conditions set forth in Section C below,             shares of PepsiCo Common Stock (the “Stock Award”).

2. Withholding. Federal income tax withholding at the rate required by the Plan (which as of the date of this Agreement is 25%), or such higher rate as may be legally required, and all other tax withholding that is legally required with respect to a Stock Award shall be satisfied by PepsiCo retaining shares of PepsiCo Common Stock, having a Fair Market Value on the date such shares are taxable to you, that is equal to the amount of such withholding (rounded, if necessary, to the next highest whole number of shares of PepsiCo Common Stock).

B. Terms and Conditions Applicable to Stock Options.

1. Grant. In consideration of your remaining a director of PepsiCo, PepsiCo hereby grants to you, on the terms and conditions set forth in this Section B and in Section C below, the right and option to purchase              shares of PepsiCo Common Stock, par value $0.0167 per share, at $             per share (the “Option Exercise Price”), which was the Fair Market Value (as defined in the Plan) of PepsiCo Common Stock on the Grant Date. The right to purchase each such share is referred to herein as an “Option.” All Options granted hereunder shall be “Non-Qualified Stock Options” as defined in the Plan.

2. Exercisability. Subject to the terms and conditions set forth herein, the Options shall become fully vested on the third (3rd) anniversary of the Grant Date (the “Vesting Date”) and shall be exercisable from the Vesting Date through the day immediately prior to the tenth (10th) anniversary of the Grant Date (the “Expiration Date”). Options may vest only while you are a director of PepsiCo. Once vested and exercisable, and until terminated, all or any portion of the Options may be exercised from time to time and at any time under procedures set out in the Plan or as established by the Board or its delegate from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Options which may be exercised at any time.

3. Exercise Procedure. Subject to terms and conditions set forth herein, Options may be exercised by giving written notice of exercise to PepsiCo in the manner specified from time to time by PepsiCo. The aggregate Option Exercise Price for the shares being purchased, together with any amount which the Company may be required to withhold upon such exercise, must be paid in full at the time of issuance of such shares.

4. Effect of Termination, Death, Retirement and Total Disability.

(a) Termination. The Options may vest and become exercisable only while you are a director of PepsiCo. Thus, vesting ceases upon the termination of your directorship with PepsiCo. Subject to subparagraph (b) of this paragraph 4, all unvested Options shall automatically be forfeited and canceled upon the date that your directorship with PepsiCo terminates.

(b) Death, Retirement or Total Disability. If your directorship terminates prior to the Vesting Date, by reason of your death, Retirement (as defined in the Plan) or Total Disability (as defined in the Plan), then the Options shall fully vest on your last day of directorship with PepsiCo and shall be exercisable by your legal representative (or any person to whom the Options may be transferred by will or the applicable laws of descent and distribution), in the event of your death, or by you, in the event of your Retirement or Total Disability, prior to the Expiration Date in accordance with this Agreement.

5. Buy-Out of Option Gains. At any time after any Option becomes exercisable, the Board shall have the right, in its sole discretion and without your consent, to cancel such Option and pay you the difference between the Option Exercise Price and the Fair Market Value of the shares covered by the Option as of the date the Board gives written notice (the “Buy-Out Notice”) of its intention to exercise such right. Payments of such buy out amounts pursuant to this provision shall be effected by PepsiCo as promptly as possible after the date of the Buy-Out Notice and shall be made in shares of PepsiCo Common Stock. The number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of PepsiCo Common Stock at the date of the Buy-Out Notice. In no event shall PepsiCo be required to deliver a fractional share of PepsiCo Common Stock in satisfaction of a buy out hereunder. Payments of any such buy out amounts shall be made net of any required tax withholding, in accordance with procedures specified in the Buy-Out Notice.

6. Adjustment for Change in PepsiCo Common Stock. In the event of any change in the outstanding shares of PepsiCo Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, the number and type of shares to which the Options held by you relate and the Option Exercise Price at which you may purchase such shares may be adjusted appropriately.

7. Effect of Change in Control. At the date of a Change in Control (as defined in the Plan) all outstanding and unvested Options granted hereunder shall immediately vest and become exercisable and shall remain outstanding in accordance with their terms. In the event that any Option granted hereunder becomes unexercisable during its term on or after a Change in Control because: (i) you are removed from the Board (other than for cause) within two years after the Change in Control; (ii) such Option is terminated or adversely modified; or (iii) PepsiCo Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then you shall immediately be entitled to receive equity (e.g., common stock) of the “Acquiring Entity” (as defined by the Plan) with a fair market value (taking into account any marketability limitations) equal to the greater of (x) the gain on such Option or (y) the Black-Scholes value of such Option (as determined by a nationally recognized independent investment banker chosen by PepsiCo), in either case calculated on the date such Option becomes unexercisable. For purposes of the preceding sentence, the gain on an Option shall be calculated as the difference between the closing price per share of PepsiCo Common Stock as of the date such Option becomes unexercisable and the Option Exercise Price.

8. No Rights. You shall have no rights as a holder of PepsiCo Common Stock with respect to the Options granted hereunder unless and until such Options are exercised and the shares have been registered in your name as owner.

C. Terms and Conditions Applicable to Stock Awards and Stock Options.

1. Misconduct. You shall not (i) use for profit or disclose to unauthorized persons, confidential information or trade secrets of PepsiCo; (ii) breach any contract with or violate any fiduciary obligation to PepsiCo including, without limitation, a violation of PepsiCo’s Worldwide Code of Conduct; (iii) engage in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of your position with PepsiCo; or (iv) commit a felony or other serious crime. In the event PepsiCo determines that you have breached any term of this paragraph 1, in addition to any other remedies PepsiCo may have available to it, PepsiCo may in its sole discretion:

(a) With respect to a Stock Award granted hereunder, require you to pay to PepsiCo the Fair Market Value (as of the Grant Date) of the Stock Award; provided, that the Board determines that you have breached a term of this paragraph 1 during the twelve-month period following the Grant Date of the Stock Award.

  (b) With respect to Options granted hereunder, (i) cancel any unvested or unexercised Options, in which event you forfeit all rights to any such canceled Options; and (ii) require you to pay to PepsiCo all gains realized from the exercise of any Options granted hereunder, which have been exercised within the twelve-month period immediately preceding the date as of which you breached a provision of this paragraph 1, as determined by the Board.

2. Nontransferability.

(a) Until such date as you cease to be a member of the Board, you shall not transfer beneficial ownership or sell the shares of PepsiCo Common Stock that are granted by any Stock Award. However, the restriction on transfer in this subparagraph shall not apply with respect to: (i) shares retained by PepsiCo to satisfy required tax withholding under paragraph 2 of Section A; and (ii) any transfer of beneficial ownership of such shares to your spouse, child(ren) and/or grandchild(ren), a trust for the benefit of such family member(s) or a partnership of which the only partners are such family member(s).

(b) Unless the Board specifically determines otherwise, Options granted hereunder are personal to you during your lifetime and shall not be transferable or assignable (other than in the case of your death, by will or the laws of descent or distribution).

3. Registration, Listing and Qualification of Shares. The Board may require that you make such representations and agreements and furnish such information as the Board deems appropriate to assure compliance with or exemption from the requirements of any securities exchange, any foreign, federal, state or local law, any governmental regulatory body, or any other applicable legal requirement, and PepsiCo Common Stock shall not be issued unless and until you make such representations and agreements and furnish such information as the Board deems appropriate.

4. Amendment; Waiver. The terms and conditions of this Agreement may be amended by the Board, provided, however, that (i) no such amendment shall be adverse to you (except as necessary to comply with applicable law); and (ii) the amendments must be permitted under the Plan. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Board or PepsiCo has under this Agreement.

5. Notices. Any notice to be given to PepsiCo in connection with this Agreement shall be addressed to PepsiCo at Purchase, New York 10577, Attention: Vice President, Compensation, or such other address as PepsiCo may hereafter designate to you. Any such notice shall be deemed to have been duly given when personally delivered, addressed as aforesaid, or when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited, postage prepaid, with the federal postal service.

6. Binding Effect.

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to PepsiCo, whether by merger, consolidation, restructuring or the sale of all or substantially all of PepsiCo’s assets. PepsiCo will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PepsiCo expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PepsiCo would be required to perform if no such succession had taken place.

(b) This Agreement shall be binding upon and inure to the benefit of you and your legal representative or any person to whom the Stock Award or the Options may be transferred in accordance with the terms of this Agreement.

7. Plan Controls. The Stock Award and Options and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan and any guidelines, policies or regulations which govern administration of the Plan, which shall be controlling. The Board reserves its rights to amend or terminate the Plan at any time without your consent; provided, however, that a Stock Award or Options outstanding under the Plan at the time of such action shall not be adversely affected thereby (except as necessary to comply with applicable law). All interpretations or determinations of the Board or its delegate shall be final, binding and conclusive upon you (and your legal representatives or any recipient of a transfer of the Stock Award or Options permitted by this Agreement) on any question arising hereunder or under the Plan or other guidelines, policies or regulations which govern administration of the Plan.

8. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

9. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to conflict of laws principles.

10. Entire Agreement. This Agreement constitutes the entire understanding between the parties of this Agreement.

Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

PEPSICO, INC.

By:

[Name / Title]

ATTEST:

[Name / Title]	Date

I confirm my understanding of the foregoing and accept the Stock Award and Options described herein subject to the terms and conditions described herein.

[Name] Date